Exhibit 4.1

REGISTERED	REGISTERED

(FACE OF SECURITY)

AMERICAN INTERNATIONAL GROUP, INC.

MEDIUM-TERM NOTES, SERIES H

(FORM OF FIXED RATE NOTE)

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AMERICAN INTERNATIONAL GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

No.:	PRINCIPAL AMOUNT:

CUSIP No.:	AUTHORIZED DENOMINATIONS: ($2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified)

ORIGINAL ISSUE DATE*:	MATURITY DATE:

*	This date shall be the issue date of the Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor Security.

INTEREST RATE: % per annum	INTEREST PAYMENT DATE(S):

REGULAR RECORD DATE(S):	REDEMPTION COMMENCEMENT DATE:

REDEMPTION PERIOD(S):	REDEMPTION PRICE(S):

ORIGINAL ISSUE DISCOUNT SECURITY: • Total Amount of OID: • Yield to Maturity: • Initial Accrual Period of OID:	DEFEASANCE: • Full Defeasance: • Covenant Defeasance:

REPAYMENT PRICE(S):	REPAYMENT DATE(S):

SPECIFIED CURRENCY: (U.S. dollars for all payments unless otherwise specified below) • Payments of Principal and of any Interest: • Payments of Interest: • Exchange Rate Agent:	OTHER TERMS:

Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as may be otherwise specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise.

AMERICAN INTERNATIONAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company’’, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [IF A GLOBAL SECURITY, INSERT — Cede & Co., as nominee for The Depository Trust Company] [    ], or registered assigns, the Principal Amount shown above on the Maturity Date shown above [IF THE SECURITY IS TO BEAR INTEREST PRIOR TO MATURITY, INSERT — , and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the interest payment dates in each year, commencing on the first Interest Payment Date succeeding the Original Issue Date of this Security, at the Interest Rate per annum shown above, until the principal hereof is paid or made available for payment [IF

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APPLICABLE, INSERT — , provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be [    ] or [    ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, that for the purpose of determining the Holder registered at the close of the business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day; provided, further, that interest payable on the Maturity Date, or, if applicable, the Redemption Date, will be payable to the registered Holder of this Security to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.]

[IF THE SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT — The Principal Amount of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Maturity Date, and in such case the overdue principal and any overdue premium shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand.]

Currency of Payment. Payment of principal of (and premium, if any) and any interest on this Security will be made in the Specified Currency for such payment, except hereinafter provided. The Specified Currency for any payment shall be the currency specified as such on this face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all European Monetary Union (“EMU”) Countries, provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

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Except as provided in the next paragraph, any payment made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifteenth day before the payment is to be made. Any such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifteenth day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date and must be made no later than such Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate, certified by The Federal Reserve Bank of New York for customs purposes, for cable transfers in The City of New York for such Specified Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

Manner of Payment – U.S. Dollars. Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency

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maintained by the Company for that purpose), against surrender (in the manner provided below) of this Security in the case of any payment due at the Maturity Date of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of any interest may be made (a) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) by wire transfer to an account as may have been appropriately designated by such Person.

Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or its equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity Date of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on this Security on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment – Other Specified Currencies. Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment, provided that, in the case of any such payment due at the Maturity Date of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to

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this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

[IF A GLOBAL SECURITY, INSERT — Manner of Payment – Payments Pursuant to the Applicable Procedures of the Depositary; Surrender of this Security. Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium and any interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.]

Payments Due on a Business Day. As specified on the face hereof, one of the following Business Day conventions shall apply:

(i)	if the Business Day convention is “Following Business Day”: any Interest Payment Date, the Maturity Date or, if applicable, Redemption Date, with respect to this Security that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day;

(ii)	if the Business Day convention is “Modified Following Business Day”: any Interest Payment date other than the Maturity Date or, if applicable, Redemption Date, with respect to this Security that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, unless such Business Day falls in the next calendar month, in which case the payment or delivery date will be the first preceding day that is a Business Day;

(iii)	if the Business Day convention is “Preceding Business Day”: any Interest Payment Date other than the Maturity Date or, if applicable, Redemption Date, with respect to this Security that would otherwise be due on a day that is not a Business Day may instead be paid or delivered on the first preceding day that is a Business Day.

In the case of (ii) and (iii) above, if an Interest Payment Date falls on a Maturity Date or, if applicable, Redemption Date, that is not a Business Day or if the Maturity Date or, if applicable, Redemption Date, falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and interest will not continue to accrue until the date of payment made on that next succeeding Business Day. Accordingly, the amount of interest accrued and payable on the Interest Payment Date will not be adjusted to reflect the longer or shorter interest period. If an interest payment is made on the following or preceding Business Day in accordance with the procedures described above and

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deemed made on that following or preceding Business Day (not on the original due date), the Business Day convention is “adjusted”. Accordingly, the amount of interest accrued and payable on that Interest Payment Date will be adjusted to reflect the longer or shorter interest period.

In each case, if an interest payment is made on the following or preceding Business Day in accordance with the procedures described above with the same effect as if paid or delivered on the original Interest Payment Date and without payment of any additional money, the Business Day convention is “unadjusted”.

The provisions of preceding three paragraphs shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

AMERICAN INTERNATIONAL GROUP, INC.

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

AMERICAN INTERNATIONAL GROUP, INC.

FIXED RATE MEDIUM-TERM NOTES, SERIES H

This Security is one of a duly authorized series of securities of the Company, issued and to be issued in one or more series under an Indenture dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010 (as so amended, and as it may be amended or supplemented from time to time, the “Indenture’’), in each case between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the ‘‘Securities’’), which is initially limited to an aggregate principal amount of up to $1,000,000,000 (or the equivalent thereof in one or more foreign or composite currencies or currency units); provided that the Company may, without the consent of any Holder, at any time and from time to time, increase such initial principal amount. References herein to “this series” mean the series of Securities designated on the face hereof.

Unless an initial date on which this Security may be redeemed by the Company (a “Redemption Commencement Date”) is specified on the face hereof, this Security will not be redeemable by the Company prior to the Maturity Date. If a Redemption Commencement Date with respect to this Security is specified on the face hereof, the face of this Security will also specify one or more Redemption Prices, which will be expressed as a percentage of the Principal Amount of this Security, and the Redemption Period during which such Redemption Prices will apply. If this Security is redeemable at the Company’s option, it will be redeemable in whole or in part at any time on or after the specified Redemption Commencement Date for a limited period, as specified on the face hereof, at the specified Redemption Price applicable to the Redemption Period for this Security together with any interest accrued up to the Redemption Date. If the Company elects to redeem this Security, the Company will give to the Holder of this Security written notice of the principal amount of this Security to be redeemed, not less than 5 Business Days nor more than 60 days before the applicable Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If one or more Repayment Dates are specified on the face hereof, the Principal Amount of this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of this Security surrendered for partial repayment shall at least equal the minimum Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the Repayment Price specified on the face hereof, together with any accrued interest to the applicable Repayment Date (but any

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interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the Indenture). If the face of this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest repayment date after all conditions to such exercise have been satisfied, and references herein to the applicable Repayment Date shall mean such earliest repayment date.

In order for the exercise of such option to be effective and the Principal Amount of this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), at least 15 days but not more than 30 days (or if either such day is not a Business Day, the next Business Day) prior to the applicable Repayment Date, either (i) this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the principal amount of this Security to be repaid, (c) the certificate number or a description of the tenor and terms of this Security, (d) a statement that the option to elect repayment is being exercised thereby and (e) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York Mellon, Attention: Corporate Trust Administration, 101 Barclay Street, 4E, New York, New York 10286 (or at such other place or places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the applicable procedures of the Depositary for this Security at least 15 days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

Unless otherwise specified on the face hereof, we will not provide any sinking fund for this Security.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

[IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

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[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — If an Event of Default with respect to this Security shall occur and be continuing, an amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [— INSERT FORMULA FOR DETERMINING THE AMOUNT]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal and premium and interest, if any, on this Security shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. To the extent permitted by law, the Company may also amend or modify the rights of a particular Security of this series without the consent or approval of the other Holders of Securities of this series. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[IF A GLOBAL SECURITY, INSERT — This Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.]

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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AMERICAN INTERNATIONAL GROUP, INC.

MEDIUM-TERM NOTES, SERIES H

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY

IS REPAYABLE AT THE OPTION OF THE HOLDER AND

THE HOLDER ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 30th calendar day prior to the repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the principal amount of this Security to be repaid, (c) the certificate number or a description of the tenor and terms of this Security, (d) a

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statement that the option to elect repayment is being exercised thereby and (e) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

The Bank of New York Mellon

Attention: Corporate Trust Administration

101 Barclay Street

New York, New York 10286

or at such other place or places as the Company or the Trustee shall notify the Holder of such Security.

If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

Date:
Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

(Reverse of Security continued on next page)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.